UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 9, 2013
(Date of report; date of earliest event reported)
Commission file number: 1-3754
ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Ally Financial Inc. (Ally) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management's Discussion and Analysis included in our Annual Report on Form 10-K for the year ended December 31, 2012. Historical information was updated for discontinued operations and to reflect the adoption of Disclosures about Offsetting Assets and Liabilities (Accounting Standards Update (ASU) 2011-11 and ASU 2013-01). Exhibit 99.1 contains the revised and updated financial information.
Discontinued Operations
During the three months ended March 31, 2012, the operations of Residential Capital, LLC (ResCap) were classified as discontinued. In accordance with generally accepted accounting principles, revenues and expenses associated with ResCap have been classified as discontinued operations for all periods presented in our Quarterly Report on Form 10-Q for the period ended March 31, 2013, that was filed with the Securities and Exchange Commission on May 1, 2013.
Under SEC regulations, the same discontinued classification is also required for previously issued financial statements for each of the years presented in our 2012 Annual Report on Form 10-K, even though the financial statements relate to periods prior to the discontinued classification. This reclassification has no effect on our reported net income for any reporting period.
Item 9.01. Financial Statements and Exhibits
The exhibits listed on the accompanying Index of Exhibits are filed as a part of this report.

Exhibit	Description
23.1	Consent of Deloitte & Touche LLP
99.1
Selected Financial Data, Consolidated Financial Statements and Notes thereto, and Management's Discussion and Analysis recast for discontinued operations for the fiscal years ended December 31, 2012, 2011, and 2010 (which replaces and supersedes Part II, Item 6, Item 7, and Item 8, respectively, of the 2012 Form 10-K filed with the SEC on March 1, 2013)

99.2	Computation of Ratio of Earnings to Fixed Charges

Signatures
Ally Financial Inc. • Form 8-K
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 9th day of July, 2013.

Ally Financial Inc.
(Registrant)

/S/ DAVID J. DEBRUNNER
David J. DeBrunner
Vice President, Chief Accounting Officer, and Corporate Controller